Exhibit 99.1

UNITY Biotechnology, Inc. Reports First Quarter 2025 Financial Results

and Business Updates

SOUTH SAN FRANCISCO, Calif., April 22, 2025 (GLOBE NEWSWIRE) -- UNITY Biotechnology, Inc. (UNITY) [NASDAQ:UBX], a biotechnology company developing therapeutics to slow, halt, or reverse diseases of aging, today reported financial results for the first quarter ended March 31, 2025.

UNITY announced 24-week and partial 36-week topline data from our Phase 2b ASPIRE study in diabetic macular edema (DME) in the first quarter. DME patients treated with UBX1325 (foselutoclax) showed vision improvements generally comparable to the aflibercept control, but the study did not meet the primary endpoint of statistical non-inferiority to aflibercept based on BCVA average at weeks 20 and 24. UBX1325 was non-inferior to aflibercept at week 36, based on interim data.

"The 24-week data indicates that UBX1325, acting via a novel mechanism of action, can lead to vision improvement in patients with inadequate response to standard of care," said Anirvan Ghosh, Ph.D., chief executive officer of UNITY. "The full 36-week data will be instrumental in shaping our plans for subsequent studies.”

UNITY anticipates receiving the full 36-week data in the second quarter of 2025. The Phase 2b ASPIRE study in DME is a multi-center, randomized, double-masked, active-controlled study designed to evaluate the safety and efficacy of UBX1325 in a head-to-head comparison to aflibercept. More information about ASPIRE (NCT06011798) can be found here.

First Quarter Financial Results

Cash, cash equivalents and marketable securities totaled $16.9 million as of March 31, 2025 compared with $23.2 million as of December 31, 2024. UNITY believes that current cash, cash equivalents and marketable securities are sufficient to fund operations into the fourth quarter of 2025.

Net loss for the three months ended March 31, 2025 was $7.3 million compared to $5.8 million for the three months ended March 31, 2024. Cash used in operations during the three months ended March 31, 2025 was $6.4 million compared to $5.2 million for the three months ended March 31, 2024.

Research and development expenses decreased by $0.9 million, to $2.9 million for the three months ended March 31, 2025 from $3.7 million for the three months ended March 31, 2024. The decrease was primarily due to decreases of $0.5 million in direct research and development expenses mainly due to the near completion of the Phase 2 ASPIRE study of UBX1325 in patients with DME in the first half of 2025 and $0.4 million in personnel costs due to our reduced headcount.

General and administrative expenses increased by $0.2 million, to $4.0 million for the three months ended March 31, 2025 from $3.9 million for the three months ended March 31, 2024. The increase was primarily due to an increase of $0.2 million in professional fees and accounting service fees and $0.2 million in operating costs mainly from reduced sublease income, partially offset by a decrease of $0.2 million in personnel-related expenses due to reduced headcount and the reduction in stock based compensation expense compared to amounts incurred in the same period in 2024.

About UNITY

UNITY is developing a new class of therapeutics to slow, halt, or reverse diseases of aging. UNITY’s current focus is on creating medicines to selectively eliminate or modulate senescent cells and thereby provide transformative benefit in age-related ophthalmologic and neurologic diseases. More information is available at www.unitybiotechnology.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements including statements related to UNITY’s understanding of cellular senescence and the role it plays in diseases of aging, the potential for UNITY to develop therapeutics to slow, halt, or reverse diseases of aging, including for ophthalmologic and neurologic diseases, the potential for UNITY to successfully commence and complete clinical studies of UBX1325 for DME, AMD, and other ophthalmologic diseases, the expected timing of enrollment and results of the clinical trials in UBX1325, and UNITY’s expectations regarding the sufficiency of its cash runway. These statements involve substantial known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements, including risks related to delay or disruption in the enrollment of patients in clinical trials, risks relating to the uncertainties inherent in the drug development process, and risks relating to UNITY’s understanding of senescence biology. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this press release represent our views as of the date of this release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this release. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see UNITY’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission on April 22, 2025, as well as other documents that may be filed by UNITY from time to time with the Securities and Exchange Commission.

Unity Biotechnology, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2025	2024
	(Unaudited)
Operating expenses:
Research and development	$2,772	$3,721
General and administrative	4,119	3,878
Total operating expenses	6,891	7,599
Loss from operations	(6,891)	(7,599)
Interest income	260	513
(Loss) gain on warrant liability	(610)	1,376
Other expense, net	(61)	(80)
Net loss	(7,302)	(5,790)
Other comprehensive loss
Unrealized loss on marketable debt securities	(14)	(14)
Comprehensive loss	$(7,316)	$(5,804)
Net loss per share, basic and diluted	$(0.43)	$(0.34)
Weighted-average number of shares used in computing net loss per share, basic and diluted	16,870,800	16,785,090

Unity Biotechnology, Inc.

Condensed Balance Sheets

(In thousands)

	March 31,	December 31,
	2025	2024
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$7,999	$7,580
Short-term marketable securities	8,934	15,650
Prepaid expenses and other current assets	714	1,037
Total current assets	17,647	24,267
Property and equipment, net	3,278	3,456
Operating lease right-of-use assets	8,455	8,900
Long-term restricted cash	896	896
Other long-term assets	71	143
Total assets	$30,347	$37,662
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,761	$997
Accrued compensation	1,241	2,096
Accrued and other current liabilities	6,064	6,167
Total current liabilities	9,066	9,260
Operating lease liability, net of current portion	18,677	19,709
Warrant liability	2,809	2,199
Total liabilities	30,552	31,168
Commitments and contingencies
Stockholders’ (deficit) equity:
Common stock	2	2
Additional paid-in capital	517,437	516,820
Accumulated other comprehensive income	1	15
Accumulated deficit	(517,645)	(510,343)
Total stockholders’ (deficit) equity	(205)	6,494
Total liabilities and stockholders’ (deficit) equity	$30,347	$37,662

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